Exhibit 99.2

ADDENDUM A

Customer:	Earl Scheib, Inc.
15206 Ventura Boulevard, Suite 200, Sherman Oaks, CA 91403

This addendum amends the Axion End User License Agreement, (“Agreement”) dated December 27, 2004, by and between AXION SOLUTIONS, INC. (“AXION” shall have the meaning set forth in such Agreement) and EARL SCHEIB, INC. in consideration of their mutual promises and subject to its Terms and Conditions as follows.

The following will replace Section 4.1 (Fees and Payment Terms):

First payment for the Products indicated on the PeopleSoft Order Form Schedule dated December 27, 2004 in the amount of $97,956.00 is due and payable no later than December 30, 2004.  Balance of the payment (payment in full) for the Products and applicable sales tax as indicated on the PeopleSoft Order Form Schedule and its Exhibit B in the amount of $170,260.44 is due and payable on January 27, 2005.  Annual Support fee as indicated on the PeopleSoft Order Form Schedule dated December 27, 2004 in the amount of $49,591.00 plus applicable sales tax of $4,091.26 is due and payable no later than January 27, 2005.  Payments which are not received on the due date shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed under applicable law.

The following will replace Section 4.5 (Fees and Payment Terms):

During the term of the Agreement, the Licensee will pay to Axion an annual support fee for the Software as defined on all Schedule(s); Axion may change such support fee upon thirty (30) days prior written notice, provided however, such change will not become effective with respect to each Licensee until the next annual renewal of its Coverage Period.  In the event Licensee fails to pay such support fee, Axion shall not be obligated to provide the Support Services or the Software Updates until such time all past due fees are paid in full.  Axion Solutions will invoice 60 days prior to end of the Period of Coverage, which upon payment of invoice will extend Support coverage for a one (1) year period.  Axion Solution agrees, that for a period of three (3) years from the date of this Agreement, it will not increase its list prices for maintenance services over the greater of either six percent (6%) per year or the national rate of inflation for the preceding twelve (12) month period, as measured for the Consumer Price Index by the United States Bureau of Labor Statistics.  The agreement to provide support services will automatically renew as each year. Licensee may cancel the support services agreement by providing Axion written notice at least sixty (60) days in advance of the renewal date.  Failure to pay the support services by the renewal date will result in cancellation of the agreement, and may result in Licensee being required to pay additional fees to reinstate the support services agreement.

Upon execution of this Agreement, the previous Agreement dated November 30, 2004 will be terminated.

THIS ADDENDUM, INCLUDING THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM.  Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Addendum and those contained within the Agreement, the terms and conditions of this Addendum shall prevail.  All other terms and conditions remain unchanged and are ratified hereby.  THIS ADDENDUM SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUTOMER AND ACCEPTED AND EXECUTED BY AN AUTHORIZED REPRESENTATIVE OF AXION.

By execution, signer certifies that signer is authorized to accept and execute this agreement on behalf of Axion and Customer.

IN WITNESS WHEREOF, the authorized officers of the parties hereto have executed this Agreement as of the date below.

EFFECTIVE DATE:

AXION SOLUTIONS, INC.

EARL SCHEIB, INC.

By		By
	(Authorized Signature)		(Authorized Signature)

	(Print or Type Name)		(Print or Type Name)

	(Title)		(Title)